As filed with the Securities and Exchange Commission on October 23, 2018

Registration No. 333-227203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205499

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LM Funding AMERICA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	47-3844457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

302 Knights Run Avenue, Suite 1000
Tampa, Florida 33602
Telephone No.: (813) 222-8996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Russell

Chief Financial Officer

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Telephone No.: (813) 222-8996

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Telephone No.: (813) 229-2300
Facsimile No.:  (813) 221-4210

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (“Amendment No. 5”) to the Registration Statement on Form S-1 (File No. 333-227203) of LM Funding America, Inc. (the “Registration Statement”) is being filed solely for the purpose of filing a revised Exhibit 5.1 in Part II of the Registration Statement. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount to be Paid
SEC registration fee	$2,490
FINRA filing fee	$3,500
Accounting fees and expenses	$17,250
Legal fees and expenses	$175,000
Transfer agent and registrar fees	$5,000
Miscellaneous fees and expenses	$11,500
Total	$214,740

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.  Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in a similar capacity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and by-laws provide indemnification for our directors, officers and employees to the fullest extent authorized by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director, officer or employee of the Company, or, while a director, officer or employee of the Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee to the broadest extent permitted by the DGCL. Our certificate of incorporation and by-laws provide for advancement of expenses to an Indemnitee, provided that, to the extent that the DGCL requires, an advance of expenses incurred by an Indemnitee may only be made by delivery to the Company by the Indemnitee of an undertaking to repay all amounts so advanced if it is finally determined that such

Indemnitee was not entitled to be indemnified by the Company.  Our certificate of incorporation and by-laws also permit us to enter into agreements with any person that provide for indemnification greater or different than the indemnification provided in our certificate of incorporation or by-laws.

We have entered into separate indemnification agreements with each of our directors and executive officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by the DGCL against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of certain expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law or the indemnification agreement.

We may choose to obtain a general liability insurance policy to protect any director, officer, employee and agent of the Company, any director, officer, employee and agent of a subsidiary of the Company, and any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against liability asserted against such person or incurred by such person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, we issued the securities described below that were not registered under the Securities Act (share amounts have been retroactively adjusted to reflect the Registrant’s 1-for-10 reverse stock split effected October 16, 2018).

(a)

In connection with the corporate reorganization effectuated prior to our initial public offering, we issued 4,117 shares of common stock to BRR Holding, LLC and 205,882 shares of common stock to CGR63, LLC.  All of the purchases were made in exchange for membership interests of LM Funding, LLC.

(b)

On December 11, 2017, the Registrant entered into an Exchange Agreement with ESOUSA Holdings, LLC.  Prior to entering into the Exchange Agreement, ESOUSA Holdings acquired two of the Company’s term notes having aggregate principal and interest outstanding of $4,720,860.  Pursuant to the Exchange Agreement, ESOUSA Holdings exchanged the promissory notes for an aggregate of 295,318 shares of the Registrant’s common stock.

(c)

The Registrant entered into a Securities Purchase Agreement on April 2, 2018, as amended and restated on July 23, 2018, with ESOUSA Holdings, LLC, or ESOUSA Holdings, pursuant to which the Registrant issued to ESOUSA Holdings a Senior Promissory Note in the original principal amount of $500,000 in exchange for a purchase price of $500,000.  The maturity date of the Senior Promissory Note is six months after the date of issuance (subject to acceleration upon an event of default).  The Note carries a 10.5% interest rate, with accrued but unpaid interest being payable on the Note’s maturity date.  ESOUSA Holdings was also issued pursuant to the Securities Purchase Agreement five- year warrants exercisable at the closing per share bid price on April 2, 2018, to purchase 40,000 shares of the Company’s common stock.

(d)

The Registrant entered into a Common Stock Purchase Agreement on April 2, 2018, as amended and restated on July 23, 2018, with ESOUSA Holdings, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, ESOUSA Holdings is committed to purchase up to an aggregate of $5.0 million shares of the Registrant’s common stock over the two-year term of the agreement.

The offers, sales and issuances of the securities described in each of the paragraphs above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.  Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of securities in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index below and are either filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Document Description
1.1**	Form of Underwriting Agreement.
2.1

Contribution Agreement, dated October 21, 2015, by and between CGR63, LLC, BRR Holding, LLC and LM Funding America, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on October 23, 2015).

3.1	Certificate of Incorporation of LM Funding America, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Form 8-K/A filed on October 16, 2018.
3.2	By-Laws of LM Funding America, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).
4.2	Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).
4.3	Form of Warrant to Purchase Common Stock. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 12, 2017).
4.4	Amended and Restated Senior Convertible Promissory Note, dated July 23, 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 23, 2018).
4.5	Amended and Restated Warrant to Purchase Common Stock, dated July 23, 2018 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on July 23, 2018).
4.6**	Form of Common Warrant.
4.7**	Form of Pre-Funded Warrant.
4.8**	Form of Underwriter’s Warrant.
5.1*	Opinion of Foley & Lardner LLP.
10.1#	Employment Agreement, dated October 22, 2015, by and between Bruce M. Rodgers and LM Funding America, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 23, 2015).
10.2#	Employment Agreement, dated October 22, 2015, by and between Carollinn Gould and LM Funding America, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 23, 2015).
10.3#	Employment Agreement, dated October 22, 2015, by and between Sean Galaris and LM Funding America, Inc. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on October 23, 2015).
10.4#	Employment Agreement, dated January 4, 2016, by and between the Company and Steve Weclew (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 7, 2016).
10.5#	Employment Agreement, dated January 4, 2016, by and between the Company and Aaron L. Gordon (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 7, 2016).
10.6#	LM Funding America, Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 23, 2015).
10.7#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 23, 2015).
10.8#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on October 23, 2015).
10.9

Services Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.10

Software License Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.11

Assessment Recovery Indemnity (ARI) Policy for Community Associations, dated December 1, 2012, in favor of LM Funding, LLC and issued by Security National Insurance Company, a member of AmTrust North America, an AmTrust Financial Company (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.12	Form of Association Receivables Purchase Agreement (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
10.13

Form of Escrow Agreement among SunTrust Bank, N.A., International Assets Advisory, LLC and LM Funding America, Inc. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.14

Form of Selected Dealer Agreement between International Assets Advisory, LLC and the members of the selling group (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.15

Credit Agreement, dated December 30, 2014, among LMF SPE#2, LLC, as borrower, LM Funding, LLC, CGR63, LLC and LM Funding Management, LLC, as guarantors, and Heartland Bank, as lender. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.16

Irrevocable Continuing Guaranty Agreement, dated December 30, 2014, by LM Funding, LLC, CGR63, LLC and LM Funding Management, LLC in favor of Heartland Bank (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.17

Pledge Agreement, dated December 30, 2014, by LM Funding, LLC and CRE Funding, LLC in favor of Heartland Bank (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
10.19

Errors and Omissions Agreement, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.20

Business Loan Agreement (Asset Based), dated June 25, 2015, between LMF October 2010 Fund, LLC and IBERIABANK (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.21

Commercial Guaranty, dated June 25, 2015, by Carollinn Gould in favor of IBERIABANK (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.22

Commercial Guaranty, dated June 25, 2015, by Bruce Rodgers in favor of IBERIABANK (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.23

Commercial Security Agreement, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.24

Promissory Note, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.25#

Form of Indemnification Agreement to be entered into between LM Funding America, Inc. and its directors and officers (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.26#	Employment Agreement, dated May 10, 2016, by and between the Company and R. Dean Akers (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on May 11, 2016).
10.27#

Amendment to Employment Agreement of Bruce M. Rodgers, dated August 30, 2016, by and between the Company and Bruce M. Rodgers. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2016).

10.28#

Amendment to Employment Agreement of Carollinn Gould, dated August 30, 2016, by and between the Company and Carollinn Gould. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 31, 2016).

10.29#

Amendment to Employment Agreement of R. Dean Akers, dated August 30, 2016, by and between the Company and R. Dean Akers. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 31, 2016).

10.30#

Amendment to Employment Agreement of Steve Weclew, dated August 30, 2016, by and between the Company and Steve Weclew. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on August 31, 2016).

10.31#

Amendment to Employment Agreement of Aaron Gordon, dated August 30, 2016, by and between the Company and Aaron Gordon. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on August 31, 2016).

10.32#

Employment Offer, dated November 16, 2017 and effective November 29, 2017, by and between the Company and Richard Russell. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 1, 2017).

10.33

First Amendment to Credit Agreement, dated March 31, 2017 and effective March 15, 2017, among LMF SPE#2, LLC, as borrower, LM Funding, LLC, and LM Funding Management, LLC, as guarantors, and Heartland Bank, as lender. (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed on April 4, 2017).

10.34

Irrevocable Continuing Guaranty Agreement, dated March 31, 2017 and effective as of March 15, 2017, by the Company in favor of Heartland Bank. (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed on April 4, 2017).

10.35

Pledge Agreement, dated March 31, 2017 and effective as of March 15, 2017, by the Company in favor of Heartland Bank. (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed on April 4, 2017).

10.36

First Amendment to Pledge Agreement, dated March 31, 2017, effective as of March 15, 2017, by LM Funding, LLC in favor of Heartland Bank. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed on April 4, 2017).

10.37

Master Exchange Agreement, dated December 11, 2017, by and between the Company and ESOUSA Holdings, LLC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2017).

10.38

Amended and Restated Securities Purchase Agreement, dated as of July 23, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 23, 2018).

10.39

Amended and Restated Common Stock Purchase Agreement, dated as of July 23, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on July 23, 2018).

10.40

Amended and Restated Registration Rights Agreement, dated as of April 2, 2018, as amended and restated on July 23, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on July 23, 2018).

10.42**	Form of Common Warrant (filed as Exhibit 4.6).
10.43**	Form of Pre-Funded Warrant (filed as Exhibit 4.7).
10.44**	Form of Underwriter’s Warrant (filed as Exhibit 4.8).
10.45*	Form of Lock-Up Agreement (included in Exhibit 1.1).
21.1	Subsidiaries of the Company. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on April 17, 2018)
23.1**	Consent of Skoda Minotti, & Co., independent registered public accounting firm.
23.2**	Consent of MaloneBailey, LLP independent registered public accounting firm.
23.3*	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

24.1**	Power of Attorney (included on signature pages hereto).

_________________________

* ** #	Filed herewith. Previously Filed. Indicates a management contract or compensatory arrangement.

(b) Financial Statement Schedules.

All schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Act to any purchaser:

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on this 23rd day of October, 2018.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers, Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce M. Rodgers	Chief Executive Officer and Chairman of the Board	October 23, 2018
Bruce M. Rodgers	(Principal Executive Officer)

/s/ Richard Russell	Chief Financial Officer	October 23, 2018
Richard Russell	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 23, 2018
Carollin Gould

*	Director	October 23, 2018
Andrew Graham

*	Director	October 23, 2018
Martin Traber

*	Director	October 23, 2018
Douglas I. McCree
*	Director	October 23, 2018
Joel E. Rodgers, Sr.
*	Director	October 23, 2018
Frederick Mills

By:   /s/ Bruce M. Rodgers

Bruce M. Rodgers, Attorney-in-Fact

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